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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): May 14, 1999


                              ERC Industries, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

          Delaware                     0-14439                   76-0382879
          --------                     -------                   ----------
       (State or other          (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                               Identification No.)


  1441 Park Ten Blvd., Houston, Texas                              77084
(Address of principal executive offices)                         (Zip Code)

     Registrant's telephone number, including area code  (713) 398-8901


                                 Not Applicable
         (Former name or former address, if changed since last report)
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     With respect to each contract, agreement or other document referred to herein and filed with the Securities and Exchange Commission as an exhibit to this report, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On May 14, 1999, ERC Industries, Inc., a Delaware corporation (the "Company"), in a privately-negotiated transaction (the "Pressure Control Acquisition"), completed its acquisition from John Wood Group PLC ("Wood Group") of all of the outstanding capital stock of Wood Group Pressure Control Holdings Limited, a company incorporated in Scotland under the Companies Act of the United Kingdom ("WGPCHL"). Prior to the Pressure Control Acquisition, WGPCHL was a wholly-owned subsidiary of Wood Group, the owner of approximately 88.5% of the then issued and outstanding shares of the Company's common stock.

     The sole assets of WGPCHL consist of all of the issued and outstanding capital stock of each of Wood Group Engineering Services (Peterhead) Limited and Wood Group Engineering (Middle East) Limited, which in turn beneficially owns Arabian Oil Equipment Services LLC (collectively, the "Group Companies"). The Group Companies market, manufacture and service products used in the drilling and production segment of the Oil and Gas Industry, primarily consisting of the repair and overhaul of valves and wellheads. The Group Companies operate out of one facility located in Scotland and one facility in the United Arab Emirates. The Company plans to continue to operate the Group Companies in substantially the same manner as they were operated prior to the acquisition.

     In connection with the transaction and in exchange for all of the shares of the capital stock of WGPCHL, the Company issued to Wood Group 1,350,000 shares of its common stock, par value $0.01 per share (the "Common Stock"), representing approximately 0.5% of the currently issued and outstanding shares of Common Stock. In addition, the Company issued 1,850,000 shares of its Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), which is only convertible following approval of the conversion by the Company's stockholders.

     The holders of Series A Preferred Stock are entitled to receive cumulative cash dividends of $0.01 per annum (1% of the liquidation preference) for each share of Series A Preferred Stock beginning on January 1, 2000 in the event that the Series A Preferred Stock is not then convertible into shares of Common Stock. The Series A Preferred Stock is entitled to a liquidation preference of $1.00 per share, plus all accrued but unpaid dividends.

     The Series A Preferred Stock is convertible at the holder's option into an equal number of shares of Common Stock at any time following the approval of the issuance of such shares of Common Stock by a majority of the holders of the issued and outstanding Common Stock at the next annual or special meeting of stockholders called for this purpose.

     The Series A Preferred Stock is not entitled to vote on any matters submitted to the stockholders of the Company, except as may otherwise be provided by law or matters which adversely affect the rights of the holders of the Series A Preferred Stock. The Company may redeem the Series A Preferred Stock at any time after December 31, 1999 for $1.00 per share.

     On May 13, 1999, the closing sales price per share of the Common Stock on the NASDAQ Small Cap Market was $1.00.

     In connection with the transaction, as part of the consideration for the acquisition, the Company granted certain registration rights to Wood Group pursuant to a Registration Rights Agreement, dated

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as of May 14, 1999 (the "Registration Rights Agreement"). Under the terms of the
Registration Rights Agreement, the Company granted to Wood Group and its assignees the right to require the Company to register the offer and sale of the Common Stock issued in the transaction and the Common Stock issuable upon the conversion of the Series A Preferred Stock up to two times, subject to certain deferral and cutback provisions. In addition, the Company also granted to Wood Group and its assignees, certain incidental or "piggyback" registration rights, which allow Wood Group to participate in certain underwritten public offerings initiated by the Company, subject to certain limitations and conditions set forth therein. Under the terms of the Registration Rights Agreement, the ability of Wood Group to exercise the rights granted thereunder may not be subordinated or subject to registration rights of any other person or entity. The rights granted under the Registration Rights Agreement terminate on the earlier of (i) the fifth anniversary date of the Registration Rights Agreement, or (ii) such time as the shares may be immediately sold under Rule 144 under the Securities Act of 1933, as amended, during any 90-day period.

     Prior to the consummation of the transactions described in this Current Report, Wood Group owned approximately 88.5% of the outstanding shares of the Company's Common Stock. Prior to the negotiation and consummation of this transaction, the Company's Board of Directors appointed a special committee consisting of its two outside independent directors (the "Special Committee") to evaluate and negotiate the transaction. The Special Committee engaged Schroder & Co. Inc. ("Schroders"), as its financial advisor to assist it in evaluating and determining the fairness of the transaction to the Company's stockholders. On February 1, 1999, Schroders delivered an opinion stating that the consideration to be received by the Company in the transaction was fair to the Company's stockholders from a financial point of view. Because the terms, conditions and consideration for the transaction as consummated were the same as the terms, conditions and consideration analyzed by Schroders, and the valuation of the Group Companies increased since the date of the fairness opinion, the Special Committee determined that the transaction was fair to the Company's stockholders as of the date of the Pressure Control Acquisition.

     As a result of the Pressure Control Acquisition, Wood Group owns an aggregate of 25,687,702 shares of Common Stock (without giving effect to the conversion, subject to stockholder approval, of the Series A Preferred Stock), representing approximately 89% of the issued and outstanding shares of Common Stock.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired:

          At this time it is impracticable to provide the required consolidated financial statements for WGPCHL; therefore, the required financial statements will be filed with the Commission no later than July 27, 1999.

     (b) Pro Forma Financial Information:

          At this time it is impracticable to provide the required pro forma financial information required pursuant to Article 11 of Regulation S-X; therefore, all required pro forma financial information will be filed with the Securities and Exchange Commission no later than July 27, 1999.


     (c)  Exhibits:

          *10.1 Share Sale and Purchase Agreement between the Company and John Wood Group PLC dated May 14, 1998.

          *10.2 Certificate of Designations of Series A Cumulative Convertible Preferred Stock dated May 14, 1998.

          *10.3 Registration Rights Agreement between the Company and John Wood Group PLC dated May 14, 1998.

          *23.1  Consent of Schroder & Co. Inc.

____________________________
* Filed herewith

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ERC Industries, Inc.



                              By:  /s/ James Klima
                                 ------------------------------------------
                                 Vice President and Chief Financial Officer



Date: May 14, 1999

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